Exhibit 99.1

CADV Ventures S.A. to Combine with Miluna Acquisition Corp to Become a Publicly Listed Company

Warsaw, Poland and Taipei, Taiwan, April 27, 2026 (GLOBE NEWSWIRE) — CADV Ventures S.A., an AI software company founded in 2017 and headquartered in Warsaw, Poland, focused on improving digital customer engagement for large organizations (“CADV.AI”), and Miluna Acquisition Corp (NASDAQ: MMTX) (“Miluna”), a special purpose acquisition company, today announced that they have entered into a definitive business combination agreement. Upon closing of the proposed business combination, the combined company will operate under the name Kukugan Corp., a Cayman Islands exempted company, and the combined company’s ordinary shares and warrants are anticipated to be listed on a national securities exchange.

The transaction consideration in the business combination is based on a pre-money equity value for CADV.AI of $300 million (assuming a $10.00 per share price), including earnout consideration. The implied pro forma enterprise value of the combined company upon the closing of the business combination is anticipated to be approximately $408 million (assuming no redemptions by public shareholders of Miluna). Existing shareholders of CADV.AI will roll 100% of their equity into the combined company. It is expected that the combined company will continue to be led by CADV.AI’s existing management team, with Shang Ju Lin remaining as Chief Executive Officer.

CADV.AI’s Platform – CADV.AI provides advanced technical support for organizations using extensive IT systems and delivers technical support services using an AI-assisted support model in which the CADV.AI platform analyzes incidents and automates operational tasks while expert engineers supervise the process and resolve complex cases. As a result, its clients benefit from a modern technical support model that combines the expertise of IT professionals with the capabilities of artificial intelligence. CADV.AI offers an IT protection service package that includes technical support for IT systems. This solution provides organizations with guaranteed access to a team of IT specialists in situations requiring a response to technical incidents or operational issues. In addition, CADV.AI intends to continue to execute on its accretive, programmatic acquisition strategy, adding highly specialized capabilities across its platform enabling it to provide a full suite of service solutions to its existing and pipeline customer base. There can be no assurance that any planned growth strategies will be completed.

Shang Ju Lin, Chief Executive Officer of CADV.AI, commented: “Today marks a pivotal milestone for CADV.AI. This proposed business combination with Miluna and our transition to a public company is expected to provide growth capital and is a strong validation of the business we have built. Over the past few years, we have assembled a world-class platform to address the most demanding needs of our customers. Our team’s relentless focus on innovation, quality, and execution has strategically positioned CADV.AI to help companies maintain the stability of their IT systems by providing access to a team of technology specialists and utilizing AI-based tools. We expect that the anticipated proceeds from and in connection with this transaction, if consummated, will allow us to accelerate growth, further product development, and pursue strategic acquisitions. Most importantly, it ensures we can continue to deliver exceptional value and performance to our customers and stakeholders. I am confident that as a public company, CADV.AI will be even better positioned to drive innovation and growth in our sector.”

Hao Yuan, Chief Executive Officer of Miluna, noted: “Our goal at Miluna was to identify a high-quality, visionary company with strong fundamentals and an excellent management team, and we have found that in CADV.AI. Shang Ju and his team have built an impressive platform that meets the demands of their customers and the industry. CADV.AI’s strategic positioning, functioning as a bridge between the foundational development of artificial intelligence and its practical, industry-specific applications, truly sets it apart. We believe CADV.AI is poised for sustained expansion and value creation, and we are excited to partner with the company to bring this business to the public markets. We look forward to working closely with the CADV.AI team to support their strategic vision.”

Key Transaction Terms and Structure

●	Implied Valuation: The business combination values CADV.AI at a pre-money equity value of $300 million, inclusive of potential earnout consideration, with existing CADV.AI shareholders receiving ordinary shares of the combined company in an all-stock transaction based on a $10.00 per share reference value.

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Earnout Consideration: CADV.AI’s shareholders will be eligible to receive up to 5,000,000 additional ordinary shares of the combined company upon the achievement of specified revenue milestone set forth in the business combination agreement.

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Governance and Leadership: We anticipate that the combined company’s board of directors will include, among others, certain current directors of CADV.AI, two designees of Miluna’s sponsor, and independent directors with relevant industry experience. CADV.AI’s existing management team will continue to lead the combined company following closing.

●	Transaction Financing: The parties intend to explore additional financing opportunities, which may include a private investment in public equity (“PIPE”) and/or an equity line of credit (“ELOC”), to support the combined company’s growth initiatives (the “Financing”).

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Anticipated Closing: The business combination is expected to be completed in the second half of 2026, subject to the approval of Miluna’s shareholders, any applicable regulatory approvals, the approval for listing by the national securities exchange of the combined company’s ordinary shares and warrants, and other customary closing conditions. Upon closing, the combined company will be renamed Kukugan Corp.

Advisors - Hunter Taubman Fischer & Li LLC (New York) is acting as legal counsel to Miluna. Harney Westwood & Riegels is acting as Cayman Islands legal counsel to Miluna. ARC Group Limited is acting as exclusive financial advisor to CADV.AI. Rimon P.C. (Washington DC) is acting as United States legal counsel to CADV.AI. Stuarts Humphries (Cayman Islands) is acting as Cayman Islands legal counsel to CADV.AI.

About CADV Ventures S.A.

CADV.AI is an AI software company founded in 2017 and headquartered in Warsaw, Poland, focused on improving digital customer engagement for large organizations. CADV.AI’s mission is to deliver mission-critical solutions with uncompromising quality and reliability, enabling its customers to succeed in the most demanding environments. CADV.AI provides advanced technical support for organizations using extensive IT systems and delivers technical support services using an AI-assisted support model in which the CADV.AI platform analyzes incidents and automates operational tasks while expert engineers supervise the process and resolve complex cases. As a result, its clients benefit from a modern technical support model that combines the expertise of IT professionals with the capabilities of artificial intelligence. CADV.AI offers an IT protection service package that includes technical support for IT systems. This solution provides organizations with guaranteed access to a team of IT specialists in situations requiring a response to technical incidents or operational issues.

About Miluna Acquisition Corp

Miluna is a special purpose acquisition company formed in 2025 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities. In October 2025, Miluna raised $69,000,000 in gross proceeds in its initial public offering. Miluna’s units, ordinary shares, and warrants are currently listed on The Nasdaq Global Market under the symbols “MMTXU,” “MMTX,” and “MMTXW,” respectively.

Additional Information and Where to Find It

This press release relates to proposed transactions involving Miluna and CADV.AI. A copy of the business combination agreement will be available on a Current Report on Form 8-K to be filed by Miluna with the SEC.

The proposed business combination will be submitted to shareholders of Miluna for their consideration. Miluna and CADV.AI intend to file a registration statement in connection with the business combination with the SEC, which will include a proxy statement to be distributed to Miluna shareholders in connection with the solicitation of Miluna shareholder approval and a prospectus for the offer and sale of Miluna securities in the proposed transaction with CADV.AI, and other relevant documents with the SEC to be used at its extraordinary general meeting of shareholders to approve the proposed transaction with CADV.AI. After the registration statement is filed and declared effective, Miluna will mail the definitive proxy statement and other relevant documents to its shareholders as of a record date to be established for voting on the proposed business combination between Miluna and CADV.AI.

INVESTORS AND SECURITY HOLDERS OF MILUNA AND CADV.AI ARE URGED TO READ, ONCE AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND ANY AMENDMENTS THERETO AND, ONCE AVAILABLE, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MILUNA, CADV.AI, AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement, preliminary or definitive proxy statement, prospectus, once available, and other documents containing important information about Miluna and CADV.AI once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov or by directing a request to Miluna Acquisition Corp, Cheng Gong Road, Sec 4, Neihu, Taipei, Taiwan, 114049.

Participants in the Solicitation

Miluna, CADV.AI and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitations of proxies from Miluna’s shareholders in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction between Miluna and CADV.AI will be contained in the proxy statement/prospectus pertaining to the proposed business combination when available at www.sec.gov. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity; the size and growth potential of the markets for CADV.AI’s products and services; implied pro forma enterprise value of the combined company; the potential earnout; potential benefits of the business combination, the Financing and any other transaction related to the business combination; future performance and anticipated financial impacts of the business combination, the Financing and any other transaction related to the business combination; the satisfaction of the closing conditions of the business combination, the Financing and any other transaction related to the business combination; expectations relating to the business combination, the Financing and any other transaction related to the business combination, including the proceeds of the business combination, the Financing and any other transaction related to the business combination, and CADV.AI’s expected cash runway and the timing of the closing of the business combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of CADV.AI’s and Miluna’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of CADV.AI and Miluna. These forward-looking statements are subject to a number of risks and uncertainties, including changes in market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the business combination, the Financing or any other transaction related to the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions (such as any SEC statements or enforcements or other actions relating to special purpose acquisition companies) that could adversely affect the combined company or the expected benefits of the business combination, the Financing or any other transaction related to the business combination; the risk that the approval of the shareholders of Miluna or CADV.AI or any other condition to the closing of the business combination is not obtained; failure to realize the anticipated benefits of the business combination, Financing or any other transaction related to the business combination; risks relating to any legal proceedings that may be instituted against Miluna, the combined company or others following the announcement of the business combination; risks relating to the uncertainty of the projected financial information with respect to CADV.AI and the combined company; the ability to meet stock exchange listing standards following the consummation of the business combination; global economic and political conditions; the amount of redemption requests made by Miluna’s public shareholders; the inability to secure PIPE, ELOC or other financing on acceptable terms or at all; dilution from the earnout, warrants or any additional financing; CADV.AI’s ability to execute its acquisition strategy and integrate any acquired businesses; risks relating to AI-enabled services, cybersecurity, data privacy and regulation; and those factors discussed in documents that Miluna has filed or will file with the SEC.

The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of documents filed by Miluna from time to time with the SEC, including the registration statement on Form S-4 in connection with the business combination, when available. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on them. All forward-looking statements speak only as of the date of this press release. Neither CADV.AI nor Miluna undertakes any obligation to update or revise any forward-looking statements to reflect events, developments, or circumstances after the date hereof, except as required by applicable law.

Contacts

For CADV Ventures S.A.:

Shang Ju Lin – Chief Executive Officer

Email: czhang@cadv.ai

For Miluna Acquisition Corp:

Hao Yuan – Chief Executive Officer

Email: howardyuanh@gmail.com